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                                                                     Exhibit 4.6

                                                                       Exhibit A
                                                                       ---------

                                                                 FORM OF WARRANT

THE SECURITIES COVERED HEREBY (I) ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN EXCHANGE AND REGISTRATION RIGHTS AGREEMENT AND A SECOND AMENDED AND RESTATED SECURITY HOLDERS AGREEMENT AND (II) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.


                          AMERICAN SEAFOODS CORPORATION

             Exchange Warrant to Purchase Income Deposit Securities
                           Expiring ___________, 2023

                                                 New York, N.Y.
                                                 ___________, 2003

No. W-0__

          AMERICAN SEAFOODS CORPORATION, a Delaware corporation (the "Company"), for value received, hereby certifies that:

                                 [ASLP PARTNER]

or its permitted assigns (the "Holder") is entitled to purchase from the Company during any Exercise Period that number of Income Deposit Securities of the Company ("IDSs") representing a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock and an aggregate principal amount of the Company's [___%] Senior Notes due 2013 (the "IDS Notes") in each case determined pursuant to Section 1.1 hereof, subject to the terms, conditions and adjustments set forth below in this Exchange Warrant and the Exchange and Registration Rights Agreement.

          This warrant is an Exchange Warrant (each a "Exchange Warrant" and collectively, the "Exchange Warrants", such term to include all Exchange Warrants issued substantially in the form hereof or in substitution therefor), originally issued pursuant to the Exchange and Registration Rights Agreement, dated as of ___________, 2003 (as the same may be amended, restated or supplemented from time to time, the "Exchange and Registration Rights Agreement"), between the Company, American Seafoods Holdings, L.P. ("Holdings"), and ASLP in connection with the issuance and sale by the Company of up to [38,918,465] IDSs in a public offering registered under the Securities Act. Certain capitalized terms used in this Exchange Warrant are defined in Section 9 hereof.

          1.   Exercise of Exchange Warrant.

          1.1. Manner of Exercise.

          (a) This Exchange Warrant may be exercised by the Holder, in whole or in part, during normal business hours on any Business Day during any Exercise Period by its surrender, with the form of subscription notice at the end hereof (or a reasonable facsimile thereof) (the "Subscription Notice") duly executed by such Holder, to the Company at its principal office at the address set forth in
Section 12 hereof (or at such other address as the Company may hereafter notify the Holder in writing), or at the office of its stock transfer agent or warrant agent, if any, accompanied by a duly executed instrument of transfer with respect to the number of ASLP Regular Partnership Units designated in such Subscription Notice and, subject to any adjustment as provided in Section 2 below, such Holder shall thereupon be entitled to receive (x) a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock equal to the IDS Share Exchange Number and (y) IDS Notes in an aggregate principal amount equal to the IDS Note Exchange Number, some or all of which may be immediately combined into IDSs, at the option of the Holder. The Company will cause its subsidiaries to guarantee the IDS Notes so issued on a pari passu basis with its other outstanding IDS Notes.

          (b) Subject to Section 2 below, the "IDS Share Exchange Number" shall be calculated at any time as follows:

IDS Share Exchange Number = CS * K/(A+B), where:

     CS= the number of shares of Common Stock outstanding immediately prior to the exercise of the Exchange Warrant.

     K= the beneficial ownership of Holdings Partnership Units represented by the ASLP Regular Partnership Units exchanged. K is calculated by multiplying (i) the number of Holdings Partnership Units held by ASLP immediately prior to the exercise of the Exchange Warrant, by (ii) a fraction, the numerator of which is the number of ASLP Regular Partnership Units exchanged, and the denominator of which is the total number of ASLP Partnership Units then outstanding.

     A= the number of Holdings Partnership Units held by the Company immediately prior to the exercise of the Exchange Warrant.

     B= the number of Holdings Partnership Units that the Company could obtain upon redemption by ASLP of all ASLP Partnership Units (other than those acquired pursuant to the exchange) owned by the Company immediately following the exercise of the Exchange Warrant pursuant to Section 1.2 of the Exchange and Registration Rights Agreement.

          (c) The "IDS Note Exchange Number" shall be calculated at any time as follows:


IDS Note Exchange Number = N * L/(C+D), where:

     N= the aggregate principal amount of IDS Notes outstanding immediately prior to the exercise of the Exchange Warrant.

     L= the beneficial ownership of principal amount of Holdings Notes represented by the ASLP Regular Partnership Units exchanged. L is calculated by multiplying (i) the aggregate principal amount of Holdings Notes held by ASLP immediately prior to the exercise of the Exchange Warrant, by (ii) a fraction, the numerator of which is the number of ASLP Regular Partnership Units exchanged, and the denominator of which is the total number of ASLP Partnership Units then outstanding.

     C= the aggregate principal amount of Holdings Notes held by the Company immediately prior to the exercise of the Exchange Warrant.

     D= the aggregate principal amount of Holdings Notes that the Company could obtain upon redemption by ASLP of all ASLP Partnership Units (other than those acquired pursuant to the exchange) owned by the Company immediately following the exercise of the Exchange Warrant pursuant to Section 1.2 of the Exchange and Registration Rights Agreement.

          1.2. Composition of IDSs. At the option of the Holder, to the extent consistent with this Section 1.2, any or all of the shares of Common Stock and IDS Notes issued pursuant to Section 1.1 above may be combined to form IDSs, provided that each IDS so combined shall consist of the same number of shares of Common Stock represented by each of the Company's outstanding IDSs as of the date of exercise (the "IDS Share Number") and one or more IDS Notes in the aggregate principal amount equal to the principal amount of IDS Notes represented by each of the Company's outstanding IDSs as of the date of exercise (the "IDS Principal Amount"), and otherwise identical in all respects to each IDS then outstanding. In no event will the creation of fractional IDSs be permitted.

          1.3. When Exercise Deemed Effected. Each exercise of the Exchange Warrant shall be deemed to have been effected immediately prior to the close of business on the tenth Business Day following the last day of the Exercise Period with respect to which the Exchange Warrant shall have been surrendered to the Company as provided in Section 1.1 (provided that the Common Stock, IDS Notes and the IDSs into which they may be combined, to the extent required hereby, will then be covered by an effective Registration Statement and that no Suspension Period will then be in effect), and at such time the person or persons in whose name or names the shares of Common Stock and IDS Notes shall be issuable, and/or the IDSs into which they are combined, shall be deemed to have become the holder or holders of record thereof.

          1.4. Book-Entry Delivery, etc. As soon as practicable after the exercise of the Exchange Warrant, in whole or in part, and in any event within 15 Business Days of the end of such Exercise Period, the Company at its expense (including the payment by it of any taxes applicable to an issuer upon the issuance of shares, but excluding transfer taxes) shall:

          (a) cause to be issued in the name of the Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, an entry in the name of the DTC participant designated by the Holder in the Subscription Notice for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, IDS Notes in the aggregate principal amount to which such Holder shall be entitled upon such exercise and/or IDSs into which they may be combined plus, in lieu of (i) any fractional share of Common Stock and (ii) any principal amount of IDS Notes in excess of the maximum whole multiple of the IDS Principal Amount so issued (the "Excess Principal Amount"), to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share of such Common Stock on the Business Day next preceding the date of such exercise plus such Excess Principal Amount, if any, and

          (b) in case such exercise is in part only, deliver to the Holder a new Exchange Warrant or Exchange Warrants of like tenor.

          The Company will provide timely notice of the exercise of the Exchange Warrant to the Commission, DTC, any exchange upon which the IDSs and Common Stock are traded and to the public as required by applicable regulations in order to enable the Common Stock, IDS Notes and/or IDSs into which they may be combined to be issued as provided in this Section 1.4.

          1.5. Company to Reaffirm Obligations. The Company shall, at the time of or at any time after each exercise of the Exchange Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to such Holder all rights (including, without limitation, any right of registration pursuant to Section 5 of any shares of Common Stock and IDS Notes issuable upon exercise of the Exchange Warrant or IDSs into which they are combined) to which such Holder shall continue to be entitled after such exercise in accordance with the terms of the Exchange Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such Holder.

          1.6. Holder's Reaffirmation of Obligations. Upon any exercise of this Exchange Warrant, the Holder shall be deemed to have reaffirmed and agreed to be bound by all obligations of a "Holder" (as defined in the Exchange and Registration Rights Agreement) contained in the Exchange and Registration Rights Agreements as if such Holder was a party thereto.

          2.   Adjustment of Common Stock, IDS Notes and IDSs upon Exercise.

          2.1. Consolidation, Merger, Sale of Assets, Reorganization, etc.

          (a) In case at any time the Company shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Common Stock) in which the previously outstanding IDSs, Common Stock or IDS Notes shall be changed into or exchanged for different securities of the Company or changed into or exchanged for common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being hereinafter referred to as the "Transaction") then, as a condition to the consummation of the Transaction, lawful and adequate provisions shall be made so that, upon the basis and terms and in the manner provided in this Section 2.1, the Holder, upon the exercise of the Exchange Warrant, shall be entitled to receive, in lieu of the Common Stock or IDS Notes issuable upon such exercise or the IDSs into which they could be combined prior to such consummation, the stock and other securities, cash and property to which the Holder would have been entitled upon the consummation of the Transaction if the Holder had exercised the Exchange Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in this Section 2.

          (b) Notwithstanding anything contained herein to the contrary, the Company will not effect any Transaction unless, prior to the consummation thereof, each corporation or entity (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of the Exchange Warrant as provided herein shall assume, by written instrument delivered to the Holder, (i) the obligations of the Company hereunder (and if the Company shall survive the consummation of such Transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company hereunder) and (ii) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the terms hereof (including, without limitation, all of the applicable provisions of Section 2) shall be applicable to the stock, securities, cash or property which such corporation or entity may be required to deliver upon any conversion of any Exchange Warrants or the exercise of any rights pursuant hereto.

          2.2. Other Dilutive Events. In case any event shall occur as to which the provisions of Section 2 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the exercise rights with respect to the Exchange Warrant or would cause the Holder's beneficial ownership of Holdings Partnership Units or Holdings Notes upon exercise of the Exchange Warrant to decrease disproportionately as compared to the effect that such event would have had on such beneficial ownership if such Holder had exercised such Exchange Warrant prior to the occurrence of such event, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with that described above, necessary to preserve the exercise rights represented by the Exchange Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of the Exchange Warrant and shall make the adjustments, if any, described therein.

          2.3. No Dilution or Impairment. The Company will not by amendment of its organization documents or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holders of this Exchange Warrant against any decrease in the Holders' beneficial ownership of Holdings Partnership Units or Holdings Notes upon exercise of the Exchange Warrant as compared to such beneficial ownership immediately prior to any such exercise in respect of which the Holders are not fully protected by this Section 2 or other impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Exchange Warrant from time to time outstanding.

          3.   [RESERVED]

          4.   Notices of Corporate Action. In the event of:

          (a) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any Transaction,

          (b) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

          (c) any registration or underwritten offering by the Company of its IDSs, Common Stock, or IDS Notes under the Securities Act for its own account or otherwise,

the Company shall mail to each Holder a notice specifying (i) the date or expected date on which any such reorganization, reclassification, recapitalization, Transaction, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, Transaction, dissolution, liquidation or winding-up, and (ii) the date by which such Holder must, pursuant to Section 3 or 4 of the Exchange and Registration Rights Agreement, deliver notice to the Company of such Holder's intent to participate in such registration or offering. Such notice shall be mailed no later than 20 Business Days prior to the date specified in clauses (i) and 15 Business Days prior to the date specified in clause (ii) above as set forth in the Exchange and Registration Rights Agreement.

          5. Registration Rights. All, shares of Common Stock and IDS Notes issuable or issued upon the exercise of the Exchange Warrant and the IDSs into which they may be combined are subject to and entitled to the benefits of the registration rights and other provisions set forth in the Exchange and Registration Rights Agreement.

          6. Availability of Information. The Company shall comply with the reporting requirements of sections 13 and 15(d) of the Exchange Act (whether or not it shall be required to do so pursuant to such sections) and shall comply with all public information reporting requirements of the Commission (including Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect. The Company shall furnish to the Holder promptly upon their becoming available, copies of all reports on Form 10-K and Form 10-Q and proxy statements filed by the Company with the Commission, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Commission.

          7. Reservation of Stock, etc. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Exchange Warrant, the number of shares of Common Stock from time to time issuable upon exercise of the Exchange Warrant. All IDSs, shares of Common Stock and IDS Notes shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

          8.   Ownership, Transfer and Substitution of the Exchange Warrant.

          (a) Ownership of Exchange Warrant. The Company may treat the Person in whose name the Exchange Warrant, or any Exchange Warrant or Exchange Warrants issued in substitution therefor, is registered on the register kept at the principal office of the Company as the owner and the Holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Exchange Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Exchange Warrant for all purposes, notwithstanding any notice to the contrary. An Exchange Warrant, if properly assigned, may be exercised by a new Holder (provided such Holder also beneficially owns a requisite number of ASLP Regular Partnership Units) without first having a new Exchange Warrant issued.

          (b) Transfer and Exchange of the Exchange Warrant. Upon the surrender of the Exchange Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense shall execute and deliver to or upon the order of the Holder thereof a new Exchange Warrant or Exchange Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct.

          (c) Replacement of the Exchange Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Exchange Warrant and upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Exchange Warrant for cancellation at the principal office of the Company, the Company at its expense shall execute and deliver, in lieu thereof, a new Exchange Warrant of like tenor.

          9. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

          ASLP: American Seafoods, L.P., a Delaware limited partnership.

          ASLP Limited Partnership Agreement: the Amended and Restated Limited Partnership Agreement, dated as of ___________, 2003, of ASLP, as such agreement may be amended, restated or supplemented from time to time.

          ASLP Partnership Unit: a Partnership Unit of ASLP, as defined in the ASLP Limited Partnership Agreement.

          ASLP Regular Partnership Unit: a Regular Unit, as defined in the ASLP Limited Partnership Agreement.

          Business Day: any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed, provided that, in determining the Market Price of any securities listed or admitted to trading on any national securities exchange or in the over-the-counter market, "Business Day" shall mean any day when the principal exchange in which securities are then listed or admitted to trading is open for trading or, if such securities are traded in the over-the-counter market in the United States, such market is open for trading, and provided further that any reference to "days" (unless Business Days are specified) shall mean calendar days.

          Commission: the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

          Common Stock: the Company's Common Stock, par value $0.01 per share, as constituted on the date hereof, any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

          Company: as defined in the first paragraph of this Exchange Warrant.

          DTC: the Depositary Trust Corporation or any successor thereto.

          Excess Principal Amount: as defined in Section 1.4(a).

          Exchange Act: the Securities Exchange Act of 1934, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such successor statute.

          Exchange and Registration Rights Agreement: as defined in the second paragraph of this Exchange Warrant.

          Exchange Warrant: as defined in the second paragraph hereof.

          Exercise Period: until the Expiration Date, each of the following periods: (i) each (x) June 1 through June 5, beginning June 1, 2004, and
     (y) December 1 through December 5, beginning December 1, 2004: provided that the Market

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     Price of IDSs, Common Stock and IDS Notes to be issued by the Corporation in connection with the exercise of all Exchange Warrants on the last day of the Exercise Period set forth in clause (x) exceeds $10 million and that in the case of each of clauses (x) and (y) the issuance of Common Stock, IDS Notes and the IDSs into which they may be combined will be covered by an effective Registration Statement and that no Suspension Period will then be in effect; and provided, further that in the event a Suspension Period is then in effect, the Exercise Period shall be deferred and will commence on the Business Day following the termination of such Suspension Period and end five Business Days later; (ii) the five Business Days preceding the date or expected date of any event described in Section 4(a) or (b) hereof, as set forth in the notice deliverable to the Holder thereunder; and (iii) the five Business Days preceding the expected date of the consummation of any registered or underwritten offering as determined in advance in good faith by the Company. Notwithstanding anything to the contrary herein, the Company may suspend any Exercise Period during the occurrence and continuation of any default or event of default under the IDS Notes; such Exercise Period shall automatically resume on the Business Day following the cure or waiver of any such default or event of default and end five Business Days later.

          Expiration Date: 5:00 p.m., New York City time, on ________, 2023, or such earlier time when no IDS Notes remain outstanding.

          Holder: as defined in the first paragraph of this Exchange Warrant.

          Holdings: as defined in the first paragraph of this Exchange Warrant.

          Holdings Notes: senior subordinated notes of Holdings.

          Holdings Partnership Units: partnership units of Holdings.

          IDSs: as defined in the first paragraph of this Exchange Warrant.

          IDS Note Exchange Number: as defined in Section 1.1(c).

          IDS Notes: as defined in the first paragraph of this Exchange Warrant.

          IDS Principal Amount: as defined in Section 1.2.

          IDS Share Exchange Number: as defined in Section 1.1(b).

          IDS Share Number: as defined in Section 1.2.

          Market Price: on any date specified herein, (a) in the case of securities that have an existing public trading market, the amount per security equal to (i)

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     the last sale price of such security, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading, or (ii) if no such security is then listed or admitted to trading on any national securities exchange but such security is designated as a national market system security by the NASD, the last trading price of such security on such date, or if such security is not so designated, the average of the reported closing bid and asked prices thereof on such date as shown by the NASD automated quotation system or, if no shares thereof are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Company, and (b) in the case of securities that do not have an existing public trading market and in the case of other property, the thereof determined in good faith by the Board of Directors of the Company.

          NASD: the National Association of Securities Dealers, Inc.

          Person: an individual, a partnership, an association, a joint venture, a corporation, a limited liability company, a business, a trust, an unincorporated organization or a government or any department, agency or subdivision thereof.

          Registration Statement: as defined in the Exchange and Registration Rights Agreement.

          Securities Act: the Securities Act of 1933, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such successor statute.

          Subscription Notice: as defined in Section 1.1(a).

          Suspension Period: as defined in the Exchange and Registration Rights Agreement.

          Transaction: as defined in Section 2.1(a).

          10. Remedies. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of the Exchange Warrant are not and shall not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

          11. No Rights or Liabilities as Shareholder. Nothing contained in the Exchange Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company or as imposing any liabilities on such Holder to purchase any securities or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors or shareholders of the Company or otherwise.

          12. Notices. All notices and other communications under the Exchange Warrant, except notices of the exercise of any Exchange Warrant (which shall be effected in the manner provided in Section 1), shall be in writing and shall be mailed by registered or certified mail, return receipt requested, addressed as follows or to such other address as such party may have designated to the other in writing:

          (a)  if to the Company, to it at:

               American Seafoods Corporation
               Market Place Tower
               Suite 1200
               Seattle Washington  98121

               Attention:  Chief Financial Officer
               Telecopy No.:  (206) 374-1516

          with a copy to:

               Debevoise & Plimpton
               919 Third Avenue
               New York, New York  10022

               Attention:  Jeffrey J. Rosen
               Telecopy No.:  (212) 909-6836

               or,

          (b) if to any Holder or any holder of any IDSs, Common Stock or IDS Notes, at the registered address of such Holder as set forth in the register kept at the principal office of the Company,

          13. Severability. If any term, provision, covenant or restriction of the Exchange Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of the

Exchange Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          14. Miscellaneous. The Exchange Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The agreements of the Company contained in the Exchange Warrant other than those applicable solely to the Exchange Warrant and the Holder thereof shall inure to the benefit of and be enforceable by any Holder or Holders at the time of any shares of Common Stock or IDS Notes issued upon the exercise of the Exchange Warrant, whether so expressed or not. THE EXCHANGE WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION). EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS EXCHANGE WARRANT. EACH PARTY HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION AND ENFORCEMENT HEREOF, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS EXCHANGE WARRANT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH PARTY HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREES THAT THE MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR

PROCEEDING IN ANY MANNER PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. The section headings in the Exchange Warrant are for purposes of convenience only and shall not constitute a part hereof.

                                        AMERICAN SEAFOODS CORPORATION


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                           FORM OF SUBSCRIPTION NOTICE
                           ---------------------------

             (To be executed only upon exercise of Exchange Warrant)

To: American Seafoods Corporation:

          The undersigned registered holder of the within Exchange Warrant hereby irrevocably exercises such Exchange Warrant for, and exchanges thereunder, ________/1/ ASLP Regular Partnership Units, represented by the duly executed transfer instrument enclosed herewith, for Common Stock, IDS Notes and/or IDSs in accordance with the terms of the enclosed Exchange Warrant (capitalized terms used in this Subscription Notice without definition are used as they are defined in the Exchange Warrant).

          Please combine Common Stock and IDS Notes issuable upon the exercise of this Exchange Warrant into as many IDSs as possible in accordance with the terms of Exchange Warrant.

                                Yes  [ ]   No   [ ]

          Please deliver Common Stock, IDS Notes and/or IDSs for the benefit of the undersigned as follows:

          DTC Participant:         [_______________________]

          DTC Participant No.:     [_______________________]

          Account Name:            [_______________________]

          Reference:               [_______________________]

The undersigned further hereby certifies the Holder has _______ remaining ASLP Partnership Units and requests a replacement Exchange Warrant.

Dated:
       --------------------

                                        [HOLDER]/2/
                                        [Address]


----------
/1/ Insert here the number of ASLP Regular Partnership Units to be exchanged for IDSs. In the case of a partial exercise, a new Exchange Warrant or Exchange Warrants shall be issued and delivered to the holder surrendering the same.
/2/ Signature must conform in all respects to name of holder as specified on the face of the Exchange Warrant.

                                        By
                                           -------------------------------------
                                           Name:
                                           Title:

                               FORM OF ASSIGNMENT
                               ------------------

             (To be executed only upon transfer of Exchange Warrant)

          For value received, the undersigned registered holder of the within Exchange Warrant hereby sells, assigns and transfers unto ________________ the right represented by such Exchange Warrant to exchange ASLP Regular Partnership Units for Common Stock, IDS Notes and/or IDSs of American Seafoods Corporation (the "Company") as provided in such Exchange Warrant, and appoints ___________ Attorney to make such transfer on the books of the Company maintained for such purpose, with full power of substitution in the premises. (Capitalized terms used in this Form of Assignment without definition are used as such terms and defined in the Exchange Warrant.)

Dated:
                                           [HOLDER]/3/
                                           [Address]


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


Signed in the presence of:


------------------------------------


----------
/3/ Signature must conform in all respects to name of holder as specified on the face of the Exchange Warrant.

                                       17